Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated April 15, 2025, relating to the consolidated financial statements of SS Innovations International Inc. (“the Company”), which is contained in that Prospectus. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO India Services Private Limited (predecessor Firm BDO India LLP)

Gurugram India

February 2, 2026